EXHIBIT 99.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 22, 2005,

by and among

RARE HOSPITALITY INTERNATIONAL, INC.,

as Borrower,

the Lenders referred to herein,

WACHOVIA BANK, NATIONAL ASSOCIATION
as Administrative Agent,
Swingline Lender and Issuing Lender
and

BANK OF AMERICA, N.A. , as Syndication Agent,

and

SUNTRUST BANK, as Documentation Agent,

WACHOVIA CAPITAL MARKETS, LLC.
as Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

ARTICLE 1 Section 1.1 Section 1.2 Section 1.3 Section 1.4 Section 1.5 Section 1.6 Section 1.7 Section 1.8	DEFINITIONS Definitions Other Definitions and Provisions Accounting Terms UCC Terms Rounding References to Agreement and Laws Times of Day Letter of Credit Amounts	1 1 19 20 20 20 20 20 20

ARTICLE 2 Section 2.1 Section 2.2 Section 2.3 Section 2.4 Section 2.5 Section 2.6 Section 2.7 Section 2.8 Section 2.9	REVOLVING CREDIT FACILITY
Revolving Credit Loans
Swingline Loans
Procedure for Advances of Revolving Credit and Swingline Loans
Repayment of Loans
Evidence of Indebtedness
Permanent Reduction of the Aggregate Commitment
Termination of Credit Facility
Use of Proceeds
Increase in Commitment	20 20 21 22 23 24 24 25 25 26

ARTICLE 3 Section 3.1 Section 3.2 Section 3.3 Section 3.4 Section 3.5 Section 3.6 Section 3.7 Section 3.8	LETTER OF CREDIT FACILITY
L/C Commitment
Procedure for Issuance of Letters of Credit
Commissions and Other Charges
L/C Participations
Reimbursement Obligation of the Borrower
Obligations Absolute
Existing Letters of Credit
Effect of Application	26 26 27 27 28 29 29 30 30

ARTICLE 4 Section 4.1 Section 4.2 Section 4.3 Section 4.4 Section 4.5 Section 4.6 Section 4.7 Section 4.8 Section 4.9 Section 4.10 Section 4.11 Section 4.12 Section 4.13	GENERAL LOAN PROVISIONS
Interest
Notice and Manner of Conversion or Continuation of Loans
Fees
Manner of Payment
Crediting of Payments and Proceeds
Adjustments
Nature of Obligations of Lenders Regarding Extensions of Credit;
Assumption by theAdministrative Agent
Changed Circumstances
Indemnity
Increase Costs
Taxes
Mitigation Obligations; Replacement of Lenders
Security	30 30 33 34 34 35 35 36 37 37 38 39 41 42

ARTICLE 5 Section 5.1 Section 5.2 Section 5.3	CLOSING; CONDITIONS OF CLOSING AND BORROWING Closing Conditions to Closing, Initial Loans and Letters of Credit Conditions to All Loans and Letters of Credit	42 42 42 45

ARTICLE 6 Section 6.1 Section 6.2	REPRESENTATIONS AND WARRANTIES OF THE BORROWER Representations and Warranties Survival of Representations and Warranties, Etc.	46 46 54

ARTICLE 7 Section 7.1 Section 7.2 Section 7.3 Section 7.4 Section 7.5	FINANCIAL INFORMATION AND NOTICES Financial Statements and Projections Officer's Compliance Certificate Other Reports Notice of Litigation and Other Matters Accuracy of Information	54 54 55 55 56 57

ARTICLE 8 Section 8.1 Section 8.2 Section 8.3 Section 8.4 Section 8.5 Section 8.6 Section 8.7 Section 8.8 Section 8.9 Section 8.10 Section 8.11 Section 8.12 Section 8.13 Section 8.14	AFFIRMATIVE COVENANTS
Preservation of Corporate Existence and Related Matters
Maintenance of Property
Insurance
Accounting Methods and Financial Records
Payment and Performance of Obligations
Compliance With Laws and Approvals
Environmental Laws
Compliance with ERISA
Compliance With Agreements
Conduct of Business
Visits and Inspections
Additional Subsidiaries
Site Acquisitions
Further Assurances	57 57 57 57 58 58 58 58 58 59 59 59 59 60 60

ARTICLE 9 Section 9.1 Section 9.2 Section 9.3	FINANCIAL COVENANTS Maximum Adjusted Leverage Ratio Fixed Charge Coverage Ratio Capital Expenditures	60 60 60 60

ARTICLE 10 Section 10.1 Section 10.2 Section 10.3 Section 10.4 Section 10.5 Section 10.6 Section 10.7 Section 10.8 Section 10.9 Section 10.10 Section 10.11 Section 10.12 Section 10.13	NEGATIVE COVENANTS
Limitations on Debt
Limitations on Contingent Obligations
Limitations on Liens
Limitations on Loans, Advances, Investments and Acquisitions
Limitations on Mergers and Liquidation
Limitations on Sale of Assets
Limitations on Dividends and Distributions
Limitations on Exchange and Issuance of Capital Stock
Transactions with Affiliates
Certain Accounting Changes; Organizational Documents
Amendments; Payments and Prepayments of Qualifying Debt
Restrictive Agreements
Impairment of Security Interests	61 61 62 63 64 66 66 67 68 68 68 68 68 69

ARTICLE 11 Section 11.1 Section 11.2 Section 11.3 Section 11.4	DEFAULT AND REMEDIES Events of Default Remedies Rights and Remedies Cumulative; Non-Waiver; etc. Administrative Agent May File Proofs of Claim	69 69 71 72 72

ARTICLE 12 Section 12.1 Section 12.2 Section 12.3 Section 12.4 Section 12.5 Section 12.6 Section 12.7 Section 12.8 Section 12.9	THE ADMINISTRATIVE AGENT
Appointment and Authority
Rights as a Lender
Exculpatory Provisions
Reliance by the Administrative Agent
Delegation of Duties
Resignation of Administrative Agent
Non-Reliance on Administrative Agent and Other Lenders
No Other Duties, etc
Collateral and Guaranty Matters	73 73 73 74 74 75 75 76 76 76

ARTICLE 13
Section 13.1
Section 13.2
Section 13.3
Section 13.4
Section 13.5
Section 13.6
Section 13.7
Section 13.8
Section 13.9
Section 13.10
Section 13.11
Section 13.12
Section 13.13
Section 13.14
Section 13.15
Section 13.16
Section 13.17
Section 13.18
Section 13.19
Section 13.20
Section 13.21
Section 13.22
Section 13.23
Section 13.24
Section 13.25	MISCELLANEOUS
Notices
Expenses; Indemnity
Right of Set-off
Governing Law
Consent to Jurisdiction and Venue
Waiver of Jury Trial; Binding Arbitration
Reversal of Payments
Injunctive Relief; Punitive Damages
Accounting Matters
Successors and Assigns; Participations
Confidentiality
Amendments, Waivers and Consents
Performance of Duties
All Powers Coupled with Interest
Survival of Indemnities
Titles and Captions
Severability of Provisions
Counterparts
Term of Agreement
Advice of Counsel
USA Patriot Act
No Strict Construction
Integration
Inconsistencies with Other Documents; Independent Effect of Covenants
Amendment and Restatement; No Novation	77 77 78 80 81 81 81 82 83 83 83 86 87 88 88 88 88 88 88 88 88 89 89 89 89 89

EXHIBITS

Exhibit A-1 Exhibit A-2 Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I	- - - - - - - - - -	Form of Revolving Credit Note
Form of Swingline Note
Form of Notice of Borrowing
Form of Notice of Account Designation
Form of Notice of Prepayment
Form of Notice of Conversion/Continuation
Form of Officer's Compliance Certificate
Form of Assignment and Acceptance
Form of Store Performance Summary
Form of Joinder Agreement

SCHEDULES

Schedule 1.1 Schedule 1.3 Schedule 6.1(a) Schedule 6.1(i) Schedule 10.1 Schedule 10.2 Schedule 10.3 Schedule 10.4	- - - - - - - -	Lenders and Commitments
Pledged Entities
Jurisdictions of Organization and Qualification; Subsidiaries and Capitalization
ERISA Plans
Existing Debt
Contingent Obligations
Existing Liens
Existing Loans, Advances and Investments

        THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 22 day of July, 2005, by and among RARE HOSPITALITY INTERNATIONAL, INC., a corporation organized under the laws of Georgia (the “Borrower”), the Lenders who are or may become a party to this Agreement, WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders, BANK OF AMERICA, N.A., as Syndication Agent and SUNTRUST BANK, as Documentation Agent.

STATEMENT OF PURPOSE

        Pursuant to the Second Amended and Restated Credit Agreement dated as of November 21, 2002 by and among the Borrower, the lenders party thereto and the Administrative Agent, as agent (as amended, the “Existing Facility”), the lenders thereunder agreed to extend certain loans to the Borrower.

        The Borrower has requested, and the Lenders have agreed, to amend and restate the Existing Facility in its entirety and to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree that the Existing Facility is amended and restated in its entirety as follows:

ARTICLE 1

DEFINITIONS

         Section 1.1         Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

        “Adjusted Debt” means, as of any date of calculation, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Debt as of such date, plus (b) the product of (i) Rental Expense for the twelve (12) consecutive month period ending on or immediately prior to such date, multiplied by (ii) 8.0.

        “Adjusted EBITDA” means, with respect to the Borrower and its Subsidiaries for any period, EBITDA, adjusted on terms and conditions satisfactory to the Administrative Agent, to account for any restaurants sold by the Borrower or any of its Subsidiaries pursuant to Section 10.6(f) during such period.

        “Adjusted Leverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) Adjusted Debt as of such date to (b) EBITDAR for the period of four (4) consecutive fiscal quarters ending on such date.

        “Adjustment Date” shall have the meaning assigned thereto in Section 4.1(c).

        “Administrative Agent” means Wachovia in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 12.6.

        “Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

        “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

        “Affiliate” means, with respect to any Person, any other Person (other than, with respect to the Borrower, a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        “Aggregate Commitment” means the aggregate amount of the Lenders’ Commitments hereunder, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred Million Dollars ($100,000,000).

        “Agreement” means this Third Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

        “Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

        “Applicable Margin” shall have the meaning assigned thereto in Section 4.1(c).

        “Application” means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

        “Application Documents” shall have the meaning assigned thereto in Section 3.8

        “Approved Fund” means any Person (other than a natural Person), including, without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided, that such Approved Fund must be administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        “Arbitration Rules” shall have the meaning assigned thereto in Section 13.6(b).

        “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with consent of any party whose consent is required by Section 13.10), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

        “Available Commitment” means, as to any Lender at any time, an amount equal to (a) such Lender’s Commitment less (b) such Lender’s Extensions of Credit.

        “Bankruptcy Event of Default” means any Event of Default specified in Section 11.1(j) or (k).

        “Base Rate” means, at any time, the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

        “Base Rate Loan” means any Revolving Credit Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

        “Benefited Lender” shall have the meaning assigned thereto in Section 4.6.

        “"Borrower" means RARE Hospitality International, Inc., a Georgia corporation, in its capacity as borrower hereunder.

        “Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

        “Capital Asset” means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

        “Capital Expenditures” means, with respect to the Borrower and its Subsidiaries for any period, as defined in accordance with GAAP, the sum of (a) the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period (including, without limitation, any such expenditures associated with the conversion of any acquired assets into existing concepts of the Borrower and its Subsidiaries including any Site Acquisitions) less (b) the aggregate amount of any such expenditures incurred in the consummation of any Permitted Acquisition.

        “Capital Lease” means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

        “Change in Control” shall have the meaning assigned thereto in Section 11.1(i).

        “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

        “Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

        “Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

        “Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Pledge Agreement, together with any other collateral security for the Obligations provided after the date hereof.

        “Commitment” means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 hereto, as the same may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof.

        “Commitment Fee Rate” shall have the meaning assigned thereto in Section 4.3(a).

        “Commitment Percentage” means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

        “Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

        “Contingent Obligation” means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. Contingent Obligations shall be valued at the full amount of the underlying Debt guaranteed.

        “Credit Facility” means, collectively, the Revolving Credit Facility, the Swingline Facility and the L/C Facility.

        “Debt” means, with respect to any Person and its Subsidiaries at any date, and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes (including, without limitation, convertible notes) or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person, (g) all obligations of any such person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person, and (h) all net payment obligations incurred by any such Person pursuant to Hedging Agreements.

        “Default” means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

        “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless such amount is the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        “Disputes” shall have the meaning set forth in Section 13.6(b).

        “Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

        “EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Net Income for such period, plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense, and (iii) amortization, depreciation and other non-cash charges (including amortization of goodwill, transaction expenses, covenants not to compete and other intangible assets), less (c) any items of gain (or plus any non-cash items of loss) which were included in determining Net Income and were not realized in the ordinary course of business; provided, that (1) for purposes of determining EBITDA for any period during which any Permitted Acquisition is consummated, EBITDA shall be adjusted to give effect to the consummation of such Permitted Acquisition on a pro forma basis in accordance with GAAP, as if such Permitted Acquisition occurred on the first day of such period, including, without limitation, adjustments reflecting any non-recurring costs, extraordinary expenses and expense savings calculated in a manner reasonably satisfactory to the Administrative Agent, and (2) for the purposes of determining EBITDA for any period that any sale of assets permitted under Section 10.6(f) is consummated, EBITDA shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to give effect to such sale of assets on a pro forma basis, as if such sale of assets occurred on the first day of such period.

        “EBITDAR” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) EBITDA for such period, plus (b) Rental Expense for such period.

        “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (e) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (f) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000 and (g) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the Swingline Lender and the Issuing Lender, and (iii) unless a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

        “Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

        “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

        “Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

        “ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

        “ERISA Affiliate” means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

        “Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

        “Event of Default” means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

        “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 4.12(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 4.11(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.11(a).

        “Existing Facility” shall have the meaning assigned thereto in the Statement of Purpose.

        “Existing Letters of Credit” means each letter of credit, if any, outstanding under the Existing Facility.

        “Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Commitment Percentage of the L/C Obligations then outstanding and (iii) such Lender’s Commitment Percentage of the Swingline Loans then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

        “FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

        “Federal Funds Rate” means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then “Federal Funds Rate” shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

        “Fee Letter” means the separate fee letter agreement executed by the Borrower and the Administrative Agent and/or certain of its affiliates dated July 20, 2005 (as amended, restated, supplemented or otherwise modified, from time to time).

        “Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries, ending on the last Sunday of December.

        “Fixed Charge Coverage Ratio” means as of the end of any fiscal quarter, the ratio of (a) EBITDAR for the period of four (4) consecutive fiscal quarters ending on such date, to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on such date.

        “Fixed Charges” means, for any period, the sum of the following, determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP on any date of determination: (a) Interest Expense, plus (b) Rental Expense, plus (c) scheduled principal payments with respect to Debt.

        “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

        “GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and (subject to Section 13.9) consistent with the prior financial practice of the Borrower and its Subsidiaries.

        “Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

        “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

        “Guarantors” means the Material Subsidiaries and any other Person which becomes a party to the Guaranty Agreement by executing and delivering a Joinder Agreement substantially in the form attached hereto as Exhibit I.

        “Guaranty Agreement” means the Amended and Restated Unconditional Guaranty Agreement dated as of November 21, 2002 (as reaffirmed by the Reaffirmation Agreement) executed by the Guarantors in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

        “Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

        “Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

        “Hedging Obligations” shall have the meaning assigned thereto in the definition of “Obligations”.

        “Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes.

        “Interest Expense” means, with respect to the Borrower and its Subsidiaries for any period, the gross interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedging Agreements) of the Borrower and its Subsidiaries less interest income of the Borrower and its Subsidiaries (whether paid in cash or accrued as a liability (excluding pay-in-kind interest on junior securities)), all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP. If during any period for which Interest Expense is being determined the Borrower or any of its Subsidiaries shall have consummated any Permitted Acquisition or any sale of assets permitted under Section 10.6(f) and the aggregate amount of Debt of the Borrower and its Subsidiaries changed as a result of such Permitted Acquisition or such sale of assets, then Interest Expense shall be determined on a pro forma basis in a manner reasonably acceptable to the Administrative Agent as if such Permitted Acquisition or such sale of assets (and any Debt incurred or repaid in connection therewith) occurred on the first day of such period.

        “Interest Period” shall have the meaning assigned thereto in Section 4.1(b).

        “Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in accordance with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

        “ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

        “Issuing Lender” means Wachovia, in its capacity as issuer of any Letter of Credit, or any successor thereto.

        “Joinder Agreement” means, collectively, each joinder agreement in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit I.

        “L/C Commitment” means the lesser of (a) Twenty Million Dollars ($20,000,000) or (b) the Aggregate Commitment.

        “L/C Facility” means the letter of credit facility established pursuant to Article 3 hereof.

        “L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

        “L/C Participants” means the collective reference to all the Lenders other than the Issuing Lender.

        “Lender” means each Person executing this Agreement as a Lender (including, without limitation, the Issuing Lender and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto (unless such Lender assigns its entire right and interest hereunder pursuant to Section 13.10) and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

        “Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Commitment Percentage of the Extensions of Credit.

        “Letters of Credit” shall have the meaning assigned thereto in Section 3.1.

        “LIBOR” means the rate of interest per annum determined on the basis of the rate of deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Telerate Page 3750, then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

        “LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR
LIBOR Rate =	___________________________________
1.00-Eurodollar Reserve Percentage

        “LIBOR Rate Loan” means any Revolving Credit Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

        “Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

        “Loans” means the collective reference to the Revolving Credit Loans and the Swingline Loans and “Loan” means any of such Loans.

        “Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty Agreement, the Pledge Agreement, the Reaffirmation Agreement, the Applications, each Joinder Agreement, and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any of its Subsidiaries in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

        “Material Adverse Effect” means a material adverse effect on (a) the properties, business, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (b) the ability of the Borrower or any Subsidiary thereof party to a Loan Document to perform its obligations under the Loan Documents to which it is a party.

        “Material Contract” means any contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

        “Material Subsidiary” means (a) Bugaboo Creek Holdings, Inc., (b) Capital Grille Holdings, Inc., (c) as of the end of any fiscal quarter, any Wholly-Owned Subsidiary of the Borrower whose (i) Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such date (the “Measurement Period”) exceeds ten percent (10%) of the Adjusted EBITDA of the Borrower and its Subsidiaries for such Measurement Period or (ii) revenues for the Measurement Period exceeds ten percent (10%) of the revenues of the Borrower and its Subsidiaries for such Measurement Period, and (d) any other Subsidiary of the Borrower who becomes a Guarantor pursuant to a Joinder Agreement.

        “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make, contributions within the preceding six (6) years.

        “Net Cash Proceeds” means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale less the sum of (i) all income taxes reasonably estimated in good faith to be payable by the Borrower or any of its Subsidiaries in connection with such sale or disposition and other taxes thereon to the extent such other taxes are actually paid by the Borrower or any such Subsidiary, (ii) all legal fees, title and recording tax expenses, commissions and other fees and expenses incurred by the Borrower or any of its Subsidiaries in connection with such sale or disposition and (iii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (b) with respect to any offering of capital stock or issuance of Debt, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by the Borrower or any of its Subsidiaries in connection with such offering or issuance and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrower or its Subsidiaries from an insurance company or Governmental Authority, as applicable less the sum of all (i) all out-of-pocket legal fees, title and recording tax expenses incurred by the Borrower or any of its Subsidiaries in connection with such claim or condemnation proceeding and (ii) the principal amount of, premium, if any, and interest on any Debt, which is required to be repaid as a result of such condemnation proceeding.

        “Net Income” means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from net income (or loss) the income (or loss) of any Person (other than a Wholly-Owned Subsidiary of such Person) in which such Person has an ownership interest unless constructively or actually received by such Person in a cash distribution.

        “Non-Controlled Joint Venture” means a joint venture in which the Borrower and its Subsidiaries do not own more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such Person.

        “Non-Hostile” means, with respect to a Permitted Acquisition of a Person (or the assets of such Person), the board of directors of such Person has approved the proposed acquisition.

        “Notes” means the collective reference to the Revolving Credit Notes and the Swingline Note and “Note” means any of such Notes.

        “Notice of Account Designation” shall have the meaning assigned thereto in Section 2.3(b).

        “Notice of Borrowing” shall have the meaning assigned thereto in Section 2.3(a).

        “Notice of Conversion/Continuation” shall have the meaning assigned thereto in Section 4.2.

        “Notice of Prepayment” shall have the meaning assigned thereto in Section 2.4(c).

        “Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is executed (all such obligations with respect to any such Hedging Agreement, “Hedging Obligations”) and (d) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case under any Loan Document or otherwise, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money.

        “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

        “Officer’s Compliance Certificate” shall have the meaning assigned thereto in Section 7.2.

      “Original Closing Date” means November 21, 2002.

        “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

        “Participant” shall have the meaning assigned thereto in Section 13.10(d).

        “Payment Event of Default” means any Event of Default specified in Section 11.1(a) or (b).

        “PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

        “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.

        “Permitted Acquisitions” means investments in the form of acquisitions of:

            (a)        the capital stock or other ownership interests of any Subsidiary or Non-Controlled Joint Venture; or

            (b)        all or substantially all of the business or a line of business or division (whether by the acquisition of capital stock, assets or any combination thereof) of any other third party, which with respect to any acquisitions identified in the foregoing clauses (a) and (b) shall be subject to the following requirements:

                         (i)        such proposed acquisition is Non-Hostile (and, to the extent requested by the Administrative Agent, the Borrower shall provide evidence thereof);

                         (ii)        no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed acquisition;

                         (iii)        (A) the acquiree shall be a going concern, engaged in a business or (B) the assets to be acquired shall be used by the Borrower and/or any of its Subsidiaries in a business, in each case, which satisfies the requirements of Section 8.10 hereof;

                         (iv)        the Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent pro forma compliance (as of the date of such proposed acquisition or series of related acquisitions and after giving effect thereto and any extensions of credit made or to be made in connection therewith) with all of the financial covenants contained in Article 9 (as evidenced by an Officer’s Compliance Certificate);

                         (v)        in the case of any proposed acquisition of (A) all or substantially all of the assets or (B) all of the capital stock or other ownership interests, of any Person for which the aggregate consideration (including, but not limited to, cash, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or capital stock of the Borrower), paid in connection with such acquisition (or series of related acquisitions) equals or exceeds $25,000,000, the Administrative Agent shall have received copies of the most recent financial statements and projections of such Person for the most recent twelve (12) month period then ended, demonstrating positive EBITDA for such Person during such period;

                         (vi)        the prior written consent of the Administrative Agent and the Required Lenders shall be obtained prior to the consummation of such proposed acquisition if the pro forma Adjusted Total Leverage Ratio (calculated as of the date of such proposed acquisition or series of related acquisitions and after giving effect thereto and any extensions of credit made or to be made in connection therewith) is greater than 2.75 to 1.00; and

                         (vii)        the Borrower shall provide such other customary documents and information as reasonably requested by the Administrative Agent in connection with the proposed acquisition.

        “Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

        “Pledge Agreement” means, the Amended and Restated Pledge Agreement dated as of November 21, 2002 (as reaffirmed by the Reaffirmation Agreement) executed by the Borrower, the Material Subsidiaries and the applicable Pledgors in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, pledging 100% of each such Person’s ownership interest in the entities listed on Schedule 1.3 hereto, as amended, restated, supplemented or otherwise modified from time to time.

        “Pledgor” means, each entity pledging its ownership interest in the entities listed on Schedule 1.3 hereto pursuant to the terms of the Pledge Agreement.

        “Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

        “Qualifying Debt” means the collective reference to any Debt of the Borrower or any of its Subsidiaries which Debt (a) has a maturity date occurring after the date which is six (6) months following the Revolving Credit Termination Date and has principal payable only either (i) on the stated maturity date thereof, or (ii) upon the occurrence of an event which would constitute an Event of Default, (b) contains covenants which, in the reasonable judgment of the Administrative Agent, are no more restrictive upon the Borrower than those contained in this Agreement, (c) is not secured by a Lien on or security interest in any assets or property of the Borrower or any of its Subsidiaries and (d) is not guaranteed by any Subsidiary that is not a Guarantor.

        “Reaffirmation Agreement” means the Reaffirmation Agreement of even date executed by the Borrower, the Guarantors, the Pledgors and the Administrative Agent for the ratable benefit of itself and the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

        “Register” shall have the meaning assigned thereto in Section 13.10(c).

        “Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

        “Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

        “Rental Expense” means, with respect to the Borrower and its Subsidiaries for any period, all rental expenses with respect to operating leases of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP. If during any period for which Rental Expense is being determined the Borrower or any of its Subsidiaries shall have consummated any Permitted Acquisition or any sale of assets permitted under Section 10.6(f), then Rental Expense shall be determined on a pro forma basis in a manner reasonably acceptable to the Administrative Agent as if such Permitted Acquisition or such sale of assets occurred on the first day of such period.

        “Requested Commitment Increase” shall have the meaning assigned thereto in Section 2.9.

        “Required Lenders” means, (a)(i) at any date prior to the occurrence and continuance of an Event of Default, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Revolving Credit Notes or (ii) at any date after the occurrence and continuance of an Event of Default, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, or (b) if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%), or (c) if the Commitments have been terminated, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding Extensions of Credit; provided that the Commitment of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

        “Responsible Officer” means any of the following: the chief executive officer or chief financial officer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower or any Subsidiary shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

        “Revolving Credit Facility” means the revolving credit facility established pursuant to Article 2 hereof.

        “Revolving Credit Loans” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

        “Revolving Credit Notes” means the collective reference to the Revolving Credit Notes made by the Borrower payable to the order of each Lender requesting a Revolving Credit Note, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Facility, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; “Revolving Credit Note” means any of such Revolving Credit Notes.

        “Revolving Credit Period” means the period commencing with the Closing Date and continuing through but excluding the Revolving Credit Termination Date.

        “Revolving Credit Termination Date” means the earliest of the dates referred to in Section 2.7.

        “SEC” means the Securities and Exchange Commission.

        “Sanctioned Entity” means (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

        “Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/ enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

        “Site Acquisition” means any acquisition of restaurant properties which are acquired primarily for the purpose of utilizing the acquired restaurant sites in an existing concept (and not for use as a new concept).

        “Solvent” means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

        “Subordinated Debt” means the collective reference to Debt of the Borrower or any of its Subsidiaries which Debt (a) has a maturity date occurring after the date which is six (6) months following the Revolving Credit Termination Date and has principal payable only either (i) on the stated maturity date thereof, or (ii) upon the occurrence of an event which would constitute an Event of Default, (b) is subordinated, in right of payment by the Borrower, to the Obligations upon terms and conditions reasonably acceptable to the Administrative Agent, (c) contains covenants which, in the reasonable judgment of the Administrative Agent, are no more restrictive upon the Borrower than those contained in this Agreement, (d) if guaranteed by any Affiliate or Subsidiary of the Borrower, is guaranteed on subordinate terms to the guaranty of the Obligations created pursuant to the Guaranty Agreement, and (e) otherwise has terms and conditions reasonably acceptable to the Administrative Agent.

        “Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

        “Swingline Commitment” means the lesser of (a) Ten Million Dollars ($10,000,000) or (b) the Aggregate Commitment.

        “Swingline Facility” means the swingline facility established pursuant to Section 2.2.

        “Swingline Lender” means Wachovia in its capacity as swingline lender hereunder.

        “Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

        “Swingline Note” means the Swingline Note made by the Borrower payable to the order of the Swingline Lender, substantially in the form of Exhibit A-2 hereto, evidencing the Swingline Loans, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

        “Swingline Termination Date” means the first to occur of (a) the resignation of Wachovia as Administrative Agent in accordance with Section 12.6 and (b) the Revolving Credit Termination Date.

        “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

        “Termination Event” means: (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

        “Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January 1994 International Chamber of Commerce Publication No. 500.

        “UCC” means the Uniform Commercial Code as in effect in the State of North Carolina, as amended or modified from time to time.

        “United States” means the United States of America.

        “Wachovia” means Wachovia Bank, National Association, a national banking association, and its successors.

        “Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower).

        Section 1.2         Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;" the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, and (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

        Section 1.3         Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements required by Section 7.1, except as otherwise specifically prescribed herein.

        Section 1.4         UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

        Section 1.5         Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        Section 1.6         References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

        Section 1.7         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

        Section 1.8         Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Application therefor, whether or not such maximum face amount is in effect at such time.

ARTICLE 2

REVOLVING CREDIT FACILITY

        Section 2.1         Revolving Credit Loans. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all outstanding Swingline Loans and L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender’s Available Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender’s Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

        Section 2.2         Swingline Loans.

        (a)     Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

        (b)     Refunding.

                (i)     Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender’s failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender’s Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of a Swingline Loan.

                (ii)     The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. The Administrative Agent shall promptly notify the Borrower of any such charge; provided, that the failure of the Administrative Agent to so notify the Borrower shall not result in any liability to the Administrative Agent or affect its right to charge such account. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 12.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                (iii)     Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article 5. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, a Bankruptcy Event of Default shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

        Section 2.3          Procedure for Advances of Revolving Credit and Swingline Loans.

        (a)     Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice (or telephonic notice, confirmed in writing), such written notice or written confirmation to be substantially in the form attached hereto as Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or a Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

        (b)     Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender’s Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loan to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

        Section 2.4         Repayment of Loans.

        (a)     Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Termination Date and (ii) all Swingline Loans in accordance with Section 2.2(b), together, in each case, with all accrued but unpaid interest thereon.

        (b)     Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding Swingline Loans and L/C Obligations exceeds the Aggregate Commitment, the Borrower shall, immediately upon notice from the Administrative Agent, repay to the Administrative Agent for the account of the Lenders, the amount of such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrower with the Administrative Agent for the benefit of the Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 11.2(b)). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

        (c)     Optional Repayments. The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days’ irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans and Swingline Loans, substantially in the form attached hereto as Exhibit D (a “Notice of Prepayment”) specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $250,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

        (d)     Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

        (e)     Hedging Agreements. No repayment or prepayment pursuant to this Section 2.4 is intended to affect any of the Borrower’s obligations under any Hedging Agreement.

        Section 2.5         Evidence of Indebtedness.

        (a)     Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note and/or a Swingline Note, as applicable, which shall evidence such Lender’s Loans, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

        (b)     Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

        Section 2.6          Permanent Reduction of the Aggregate Commitment.

        (a)     Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Aggregate Commitment at any time or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Such reduction shall permanently reduce the Lenders’ Commitments pro rata in accordance with their respective Commitment Percentages. All commitment fees accrued until the effective date of any termination of the Aggregate Commitment shall be paid on the effective date of such termination.

        (b)     Mandatory Permanent Reduction. The Aggregate Commitment shall be permanently reduced by the following amounts: (i) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection with any sale of assets (including its equity ownership in any Person) not permitted pursuant to Section 10.6 (a) through (e) unless, so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds are reinvested in similar or replacement assets (or otherwise in a manner acceptable to the Administrative Agent, in its sole discretion) within 270 days after receipt of such Net Cash Proceeds; provided, that this clause (i) shall not apply with respect to up to $10,000,000 of the aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries prior to July 22, 2009, and (ii) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries under any policy of insurance of such Person or in connection with any condemnation proceeding involving property of such Person, unless, so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds are utilized by the Borrower or such Subsidiary within one hundred eighty (180) days of receipt of such Net Cash Proceeds to replace or repair any of its assets damaged in connection with the related claim or proceeding, such repair or replacement to be reasonably satisfactory to the Administrative Agent.

        (c)     Repayments. Each permanent reduction permitted or required pursuant to this Section 2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, of the Lenders after such reduction to the Aggregate Commitment as so reduced and if the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit cash collateral in a cash collateral account opened by the Administrative Agent in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Such cash collateral shall be applied in accordance with Section 11.2(b). Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Commitments and the Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

        Section 2.7         Termination of Credit Facility. The Credit Facility shall terminate on the earliest of (a) July 22, 2010 and (b) the date of termination by the Borrower pursuant to Section 2.6 or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

        Section 2.8         Use of Proceeds. The Borrower shall use the proceeds of the Extensions of Credit (a) to refinance the Borrower’s existing Debt, including without limitation Debt under the Existing Facility, and (b) for working capital, capital expenditures and asset acquisitions permitted hereunder, and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated by this Agreement.

        Section 2.9         Increase in Commitment.

        (a)        At any time prior to the Revolving Credit Termination Date, the Borrower shall have the ability, in consultation with the Administrative Agent, to request increases in the Commitment (each, a “Requested Commitment Increase”); provided that (i) no Lender shall have any obligation to participate in any Requested Commitment Increase, (ii) in no event shall the aggregate amount of all Requested Commitment Increases exceed $50,000,000, (iii) each such Requested Commitment Increase shall be in a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to clause (ii) above, (iv) no Default or Event of Default shall have occurred and be continuing or would result from the proposed Requested Commitment Increase, and (v) the Borrower shall have demonstrated pro forma compliance with all financial covenants set forth in Article 9 before and after giving effect to such Requested Commitment Increase.

        (b)        The Administrative Agent shall promptly give notice of such requested increase to the Lenders. Each Lender shall notify the Administrative Agent within five (5) Business Days (or such longer period of time which may be agreed upon by the Administrative Agent and the Borrower and communicated to the Lenders) from the date of delivery of such notice to the Lenders whether or not it agrees to increase its Commitment and, if so, by what amount. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower of the Lenders’ responses to each request made hereunder. The Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

        (c)        Upon the completion of each Requested Commitment Increase, (i) entries on Schedule 1.1 will be revised to reflect the revised Commitments and Commitment Percentages of each of the Lenders (including each new Lender) and (ii) the outstanding Revolving Credit Loans will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders (including each new Lender) having a Commitment agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 2.6(c) in connection with such reallocation as if such reallocation were a repayment).

ARTICLE 3

LETTER OF CREDIT FACILITY

        Section 3.1         L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment, (b) the Available Commitment of any Lender would be less than zero, or (c) the aggregate principal amount of all outstanding Loans plus the aggregate outstanding amount of the L/C Obligations (after giving effect to the Letter of Credit being requested at such time) would exceed the Aggregate Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $500,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, (iii) expire no later than one (1) year from the date of issuance thereof; provided, that in no case shall such expiration date be later than five (5) Business Days prior to the Revolving Credit Termination Date and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

        Section 3.2         Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent’s Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article 5 hereof, promptly but no later than five (5) Business Days from the date of its receipt of the Application therefor, issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. If requested by the Borrower, the Issuing Lender shall furnish to the Borrower a draft of any Letter of Credit prior to its issuance. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s L/C Participation therein.

        Section 3.3         Commissions and Other Charges.

        (a)     The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by the Applicable Margin with respect to LIBOR Rate Loans during the Revolving Credit Period (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3(a) in accordance with their respective Commitment Percentages.

        (b)     In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an issuance fee with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by 0.125% per annum. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter after the date of issuance thereof and on the Revolving Credit Termination Date.

        (c)     In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit; provided, that from time to time, as requested by the Borrower, the Administrative Agent will provide the Borrower with information pertaining to the amount of such costs and expenses.

        (d)     The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

        Section 3.4         L/C Participations.

        (a)     The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

        (b)     Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

        (c)     Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

        Section 3.5         Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section 3.5 or with funds from other sources), the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section 3.5 to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article 5. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

        Section 3.6         Obligations Absolute. The Borrower’s obligations under this Article 3 (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender’s gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

        Section 3.7         Existing Letters of Credit. As of the Closing Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to and subject to the terms and conditions of this Agreement and each of the L/C Participants shall be deemed to have purchased an interest in such Existing Letters of Credit pursuant to the terms and conditions set forth in Section 3.4 hereof.

        Section 3.8         Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article 3, the provisions of this Article 3 shall apply. Not in limitation of the foregoing, any provision contained in any Application or other certificate, document or other paper provided by the Borrower in connection with an Application (collectively, the “Application Documents”) which purports to convey to the Issuing Lender or any of its affiliates a Lien as security for any obligations of the Borrower in connection therewith shall be void and of no force and effect. Further, notwithstanding any provision of an Application Document specifying events of default, an event of default shall be deemed to have occurred under an Application Document only upon the occurrence of an Event of Default. Accordingly, any provision contained in any of the Application Documents providing for or specifying events of default shall be of no force and effect.

ARTICLE 4

GENERAL LOAN PROVISIONS

        Section 4.1         Interest.

        (a)     Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrower, (i) the Revolving Credit Loans shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth in Section 4.1(c); provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Revolving Credit Loan or portion thereof bearing interest based on the Base Rate shall be a “Base Rate Loan” and each Revolving Credit Loan or portion thereof bearing interest based on the LIBOR Rate shall be a “LIBOR Rate Loan.” Any Revolving Credit Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

        (b)     Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; provided that:

                (i)     the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

                (ii)     if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                (iii)     any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                (iv)     no Interest Period shall extend beyond the Revolving Credit Termination Date, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make mandatory reductions of the Aggregate Commitment pursuant to Section 2.6(b) without payment of any amounts pursuant to Section 4.9; and

                (v)     there shall be no more than eight (8) Interest Periods outstanding at any time.

        (c)     Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the “Applicable Margin”) shall:

                (i)     for the period commencing on the Closing Date and ending on the date immediately preceding the initial Adjustment Date (as hereinafter defined), be 0.50% with respect to LIBOR Rate Loans and 0.00% with respect to Base Rate Loans and Swingline Loans; and

                (ii)     upon the initial Adjustment Date and at all times thereafter, be determined by reference to the Adjusted Leverage Ratio in accordance with the following charts:

		Applicable Margin	Per Annum
Level	Adjusted Leverage Ratio	LIBOR Rate	Base Rate
I	Greater than 2.75 to 1.00	1.25%	0.00%
II	Greater than or equal to 2.00 to 1.00, but less than or equal to 2.75 to 1.00	0.75%	0.00%
III	Less than 2.00 to 1.00	0.50%	0.00%

        Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the tenth (10th) Business Day (the “Adjustment Date”) after either:

    (A)        receipt by the Administrative Agent of financial statements for the Borrower and its Subsidiaries delivered under Section 7.1(a) or (b), as applicable, and the accompanying Officer’s Compliance Certificate setting forth the Adjusted Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end; or

    (B)        receipt by the Administrative Agent of any Officer’s Compliance Certificate delivered in connection with a Permitted Acquisition setting forth the Adjusted Leverage Ratio of the Borrower and its Subsidiaries (as adjusted to give effect to the consummation of such Permitted Acquisition on a pro forma basis in accordance with GAAP, as if such Permitted Acquisition occurred on the first day of the applicable period of calculation for the Adjusted Leverage Ratio).

        The Administrative Agent agrees to give the Borrower and the Lenders notice of any adjustment in the Applicable Margin within two (2) Business Days of such adjustment; provided, that the Administrative Agent’s failure to give such notice shall not result in any liability to the Administrative Agent or in any way affect the validity of any such adjustment. In the event the Borrower fails to deliver such financial statements and certificate within the applicable time required hereunder, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate unless at such time the outstanding principal balance of the Loans are bearing interest at the “default rate” set forth in Section 4.1(d) below in which case the Applicable Margin shall not be increased pursuant to this sentence.

        (d)     Default Rate. Subject to Section 11.3 upon the occurrence and during the continuance of a Payment Event of Default or a Bankruptcy Event of Default or, at the discretion of the Administrative Agent or as directed by the Required Lenders, upon the occurrence and during the continuance of an Event of Default other than a Payment Event of Default or a Bankruptcy Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans or Swingline Loans or Letters of Credit, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans and Swingline Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans or Swingline Loans as applicable. Such interest shall be payable upon the demand of the Administrative Agent. Interest shall continue to accrue on the Loans after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

        (e)     Interest Payment and Computation. Interest on each Base Rate Loan and Swingline Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing September 30, 2005; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees and commissions payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and interest on Base Rate Loans shall be computed on the basis of a 365/366-day year and assessed for the actual number of days elapsed.

            (f)     Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

        Section 4.2         Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third (3rd) Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in an aggregate principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in an aggregate principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/ Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

        Section 4.3        Fees.

        (a)     Commitment Fee. Commencing on the Closing Date and continuing through but excluding the Revolving Credit Termination Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to the rate set forth below (the “Commitment Fee Rate”) on the average daily unused portion of the Aggregate Commitment; provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Aggregate Commitment for the purpose of calculating such commitment fee. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the Revolving Credit Period commencing September 30, 2005, and on the Revolving Credit Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders’ respective Commitment Percentages. The Commitment Fee Rate provided for above shall equal the percentage set forth below corresponding to the Level at which the Applicable Margin is determined in accordance with Section 4.1(c). Any change in the applicable Level at which Applicable Margin is determined shall result in a corresponding and simultaneous change in the Commitment Fee Rate.

Level	Commitment Fee Rate
I	0.20%
II	0.15%
III	0.10%

        (b)        Administrative Agent’s and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Credit Facility and to compensate the Lenders for their obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the Lenders and their Affiliates, any fees set forth in the Fee Letter.

        Section 4.4         Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender’s Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii) if any payment under this Agreement, any Note or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

        Section 4.5         Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied: (a) first to all expenses then due and payable by the Borrower hereunder and under the other Loan Documents, (b) then to all indemnity obligations then due and payable by the Borrower hereunder and under the other Loan Documents, (c) then to all Administrative Agent’s and Issuing Lender’s fees then due and payable, (d) then to all commitment and other fees and commissions then due and payable, (e) then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, (f) then to the principal amount outstanding under the Swingline Note to the Swingline Lender, (g) then to accrued and unpaid interest on the Revolving Credit Notes, accrued and unpaid interest on the Reimbursement Obligation and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (pro rata in accordance with all such amounts due), (h) then to the principal amount of the Revolving Credit Notes and Reimbursement Obligation (pro rata in accordance with all such amounts due) and (i) then to the cash collateral account described in Section 11.2(b) to the extent of any L/C Obligations then outstanding, in that order.

        Section 4.6         Adjustments. If any Lender (a “Benefited Lender”) shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations (other than pursuant to Sections 4.9, 4.10, 4.11 or 13.2 hereof) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

        (a)        if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

        (b)        the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower and each Guarantor consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and each Guarantor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower and each Guarantor in the amount of such participation.

        Section 4.7         Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.7 shall be conclusive, absent manifest error. If such Lender’s Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date. Notwithstanding anything set forth herein to the contrary, any Lender that fails to make available its Commitment Percentage of any Loan shall not (a) have any voting or consent rights under or with respect to any Loan Document or (b) constitute a “Lender” (or be included in the calculation of Required Lenders hereunder) for any voting or consent rights under or with respect to any Loan Document.

        Section 4.8         Changed Circumstances.

        (a)        Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via the Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

        (b)        Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Revolving Credit Loan or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

        Section 4.9         Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Revolving Credit Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate or practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

        Section 4.10         Increase Costs.

        (a)        Increased Costs Generally. If any Change in Law shall:

                (i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

                (ii)        subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.11 and the imposition of, or any change in the rate of any Excluded Taxes payable by such Lender or the Issuing Lender); or

                (iii)        impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or the Issuing Lender, the Borrower shall promptly pay to any such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

        (b)        Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered

        (c)        Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

        (d)        Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

        Section 4.11         Taxes.

        (a)        Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

        (b)        Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

        (c)        Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

        (d)        Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

        (e)        Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                (i)        duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                (ii)        duly completed copies of Internal Revenue Service Form W-8ECI,

                (iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                (iv)        any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

        (f)        Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

        (g)        Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments.

        Section 4.12          Mitigation Obligations; Replacement of Lenders.

        (a)        Designation of a Different Lending Office. If any Lender requests compensation under Section 4.10, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

        (b)        Replacement of Lenders. If the obligation of any Lender to make LIBOR Rate Loans or to continue, or to convert Base Rate Loans into LIBOR Rate Loans shall be suspended pursuant to Section 4.8, if any Lender requests compensation under Section 4.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with Section 13.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that

                (i)        the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 13.10,

                (ii)        such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

                (iii)        in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.11, such assignment will result in a reduction in such compensation or payments thereafter, and

                (iv)        such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

        Section 4.13         Security. The Obligations of the Borrower shall be guaranteed as provided in the Guaranty Agreement and secured as provided in the Pledge Agreement.

ARTICLE 5

CLOSING; CONDITIONS OF CLOSING AND BORROWING

        Section 5.1         Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., Hearst Tower, 214 North Tryon Street, 47th floor, Charlotte, North Carolina 28202 at 10:00 a.m. on July 22, 2005, or on such other place, date and time as the parties hereto shall mutually agree.

        Section 5.2         Conditions to Closing, Initial Loans and Letters of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

        (a)        Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note, a Swingline Note in favor of the Swingline Lender (if requested thereby), the Reaffirmation Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

        (b)        Closing Certificates; etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

                (i)        Officer’s Certificate of the Borrower. A certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

                (ii)        Certificate of Secretary of the Borrower and each Guarantor. A certificate of the secretary or assistant secretary of the Borrower and each Guarantor certifying as to the incumbency and genuineness of the signature of each officer of the Borrower or such Guarantor executing Loan Documents to which it is a party, certifying to the continued validity of the articles of incorporation and bylaws of the Borrower or such Guarantor and certifying that attached thereto is a true, correct and complete copy of (A) any amendments to the articles of incorporation of the Borrower or such Guarantor, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) any amendment to the bylaws of the Borrower or such Guarantor, (C) resolutions duly adopted by the Board of Directors of the Borrower or such Guarantor authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.2(b)(iii).

                (iii)        Certificates of Good Standing. Long-form certificates as of a recent date of the good standing of the Borrower and each Guarantor under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where the Borrower or such Guarantor is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

                (iv)        Opinions of Counsel. Favorable opinions of counsel to the Borrower and Guarantors addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Guarantors, the Loan Documents and such other matters as the Lenders shall reasonably request.

                (v)        Tax Forms. Copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

        (c)        Pledged Collateral. To the extent not previously delivered pursuant to the Existing Facility, the Administrative Agent shall have received original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

        (d)         Consents; Defaults.

                (i)        Governmental and Third Party Approvals. The Borrower shall have obtained all necessary approvals, authorizations and consents of any Person, and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

                (ii)        Permits and Licenses. All permits and licenses, including permits and licenses required under Applicable Laws, necessary to the conduct of business by the Borrower and its Subsidiaries shall have been obtained and remain in full force and effect.

                (iii)        No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                (iv)        No Material Adverse Change. Since December 26, 2004 there shall not have occurred any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

                (v)        No Event of Default. No Default or Event of Default shall have occurred and be continuing.

        (e)         Financial Matters.

                (i)        Financial Statements. To the extent not previously delivered pursuant to the Existing Facility, the Administrative Agent shall have received the most recent annual and interim financial statements and other financial information with respect to the Borrower and its Subsidiaries, all in form and substance satisfactory to the Administrative Agent and prepared in accordance with GAAP. Without limitation of the foregoing, the Administrative Agent and each Lender shall have received audited financial statements for the Fiscal Year ended December 26, 2004 and unaudited financial statements for the three month period ending March 31, 2005.

                (ii)        Payment at Closing. The Borrower shall have paid to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

        (f)         Miscellaneous.

                (i)        Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing, as applicable, from the Borrower in accordance with Section 2.3(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on and after the Closing Date are to be disbursed.

                (ii)        Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                (iii)        Existing Facility. On the Closing Date, (A) all revolving credit loans under the Existing Facility (the “Existing Revolving Credit Loans”) shall be deemed Revolving Credit Loans hereunder and such Revolving Credit Loans shall be reallocated to each Lender according to the Commitment Percentage of such Lender hereunder, (B) there shall have been paid in cash in full all accrued but unpaid interest due on the Existing Revolving Credit Loans to but excluding the Closing Date, (C) there shall have been paid in cash in full all accrued but unpaid fees due under the Existing Facility to but excluding the Closing Date and all other amounts, costs and expenses then owing to any of the lenders and/or the agent under the Existing Facility and (D) all outstanding revolving credit notes issued by the borrower to the lenders under the Existing Facility shall be deemed canceled and the originally executed copies thereof shall be promptly returned to the Administrative Agent who shall forward such revolving credit notes to the Borrower.

        Section 5.3         Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make, continue or convert any Loan or the Issuing Lender to issue or extend any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date, as applicable:

        (a)        Continuation of Representations and Warranties. The representations and warranties contained in Article 6 shall be true and correct in all material respects on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

        (b)        No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

        (c)        Notices. The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a) or Section 4.2, respectively.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

        Section 6.1         Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Loans and the Issuing Lender to issue Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transaction contemplated hereunder that:

        (a)        Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a).

        (b)        Ownership. Each Subsidiary of the Borrower as of the Closing Date is listed on Schedule 6.1(a). As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value (or in the case of Subsidiaries which are not corporations, comparable information regarding equity interests therein) described on Schedule 6.1(a). All outstanding shares or other equity interests have been duly authorized and validly issued and, with respect to capital stock, are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The holders of the capital stock or other equity interests of the Subsidiaries of the Borrower as of the Closing Date are, and the amount of capital stock or other equity interest owned by each as of the Closing Date is, described on Schedule 6.1(a). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock or other equity interest of the Borrower or its Subsidiaries, except as described on Schedule 6.1(a).

        (c)        Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

        (d)        Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval that has not previously been obtained or violate any Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (iv) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

        (e)        Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, except for such Governmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect and (iii) has, to the best of its knowledge, timely filed all material reports, documents and other material required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law.

        (f)        Tax Returns and Payments. Except as disclosed to the Administrative Agent and the Lenders in writing on or prior to the Original Closing Date, each of the Borrower and its Subsidiaries has duly filed or caused to be filed all material federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable except any nonpayment permitted under Section 8.5 or any nonpayment permitted pursuant to an extension with respect to either time of filing or time of payment granted to such taxpayer by the applicable taxing authority. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Except as promptly disclosed to the Administrative Agent and the Lenders in writing, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Except as promptly disclosed to the Administrative Agent and the Lenders in writing, no Governmental Authority has asserted any Lien or other material claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved or which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are, to the best knowledge and in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years, the result of which could reasonably be expected to have a Material Adverse Effect.

        (g)        Intellectual Property Matters. Each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure to so own or possess such rights could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the best of its knowledge, neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, the result of which could reasonably be expected to have a Material Adverse Effect.

        (h)        Environmental Matters. Except for matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,

                (i)        The properties owned, leased or operated by the Borrower and its Subsidiaries now or, to the best of their knowledge, in the past do not contain, and, to the best of their knowledge, have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

                (ii)        (A) The Borrower and each Subsidiary of the Borrower are in compliance, and, to the best knowledge of the Borrower and its Subsidiaries, have been in compliance, with all applicable Environmental Laws, (B) those properties now owned, leased or operated by the Borrower and its Subsidiaries and all operations conducted in connection therewith are in compliance, and, to the best knowledge of the Borrower and its Subsidiaries, have been in compliance, with all applicable Environmental Laws, (C) to the best knowledge of the Borrower and its Subsidiaries, those properties owned, leased or operated by the Borrower and its Subsidiaries in the past and all operations conducted in connection therewith are in compliance and have been in compliance with all applicable Environmental Laws, (D) there is no contamination at, under or about those properties now owned, leased or operated by the Borrower and its Subsidiaries or the operations conducted in connection therewith which could interfere with the continued operation of such properties or impair the fair saleable value thereof, and, (E) to the best knowledge of the Borrower and its Subsidiaries, there is no contamination at, under or about those properties owned, leased or operated by the Borrower and its Subsidiaries in the past or the operations conducted in connection therewith which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

                (iii)        Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials or compliance with Environmental Laws, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

                (iv)        Neither the Borrower nor any Subsidiary has transported or disposed of any Hazardous Materials to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

                (v)        No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, any Subsidiary or such properties or such operations; and

                (vi)        There has been no release, or to the best of the Borrower’s and its Subsidiaries’ knowledge, the threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws.

        (i)        ERISA. Except for matters which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

                (i)        As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, (A) any Pension Plans or Multiemployer Plans or (B) any Employee Benefit Plans intended to comply with Section 401(a) of the Code other than those previously in existence on the Original Closing Date as identified on Schedule 6.1(i);

                (ii)        The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code either (x) has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, or (y) shall be submitted (within the applicable remedial amendment period, as described in Section 401(b) of the Internal Revenue Code) to the Internal Revenue Service for determination that it is so qualified, and each trust related to such plan shall also be timely submitted to the Internal Revenue Service for a determination that it is exempt under Section 501(a) of the Internal Revenue Code, and any necessary amendments required by the Internal Revenue Service in connection with any such submissions shall be made in a timely manner. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

                (iii)        As of the Closing Date, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                (iv)        Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                (v)        No Termination Event has occurred or is reasonably expected to occur; and

                (vi)        Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

        (j)        Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

        (k)        Government Regulation. Neither the Borrower nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

        (l)        Material Contracts. Each Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. To the extent requested by the Administrative Agent, the Borrower and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract. Neither the Borrower nor any Subsidiary (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

        (m)        Employee Relations. Each of the Borrower and its Subsidiaries has an adequate work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

        (n)        Burdensome Provisions. Neither the Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law; provided, that this Section 6.1(n) shall not be construed to restrict the ability of the Borrower or any Subsidiary to enter into any purchase money financing agreement, or any purchase/sale agreement, which restricts the ability of the Borrower or such Subsidiary to transfer such purchased or sold asset other than pursuant to the terms of such agreement.

        (o)        Financial Statements. The (i) audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 26, 2004 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2005 and related unaudited interim statements of income and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

        (p)        No Material Adverse Change. Since December 26, 2004 (and with reference back to such date only), there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

        (q)        Solvency. As of the Closing Date and after giving effect to each Loan made or Letter of Credit issued hereunder, the Borrower and each of its Subsidiaries will be Solvent.

        (r)        Titles to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries referred to in Section 6.1(o), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

        (s)        Liens. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 10.3. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except (i) financing statements filed to perfect those Liens permitted by Section 10.3 hereof and (ii) financing statements which relate solely to operating leases which have been filed for precautionary purposes.

        (t)        Debt and Contingent Obligations. The Borrower and its Subsidiaries have performed and are in material compliance with all of the terms of any Debt and Contingent Obligations with a liability or contingent liability in excess of $2,000,000 and all instruments and agreements relating thereto and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or any to its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

        (u)        Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if adversely determined, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        (v)        Absence of Defaults. No event has occurred or is continuing which (i) constitutes a Default or an Event of Default, or (ii) constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound, which could reasonably be expected to have a Material Adverse Effect or which would require the Borrower or any of its Subsidiaries to make any payment thereunder in excess of $2,000,000 prior to the scheduled maturity date therefor.

        (w)        Senior Debt Status. The Obligations of the Borrower and each of its Subsidiaries under this Agreement and each of the other Loan Documents ranks and shall continue to rank: (i) at least senior in priority of payment to all Subordinated Debt and (ii) at least pari passu in priority of payment with all senior unsecured Debt of each such Person and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Debt of such Person.

        (x)        OFAC. None of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower or any Guarantor: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

        (y)        Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders in connection with this Agreement were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. All other written information, reports, and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders were, to the best of their knowledge, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or any of its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not materially misleading. The Borrower is not aware of any events or circumstances which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, which could reasonably be expected to have a Material Adverse Effect.

        Section 6.2         Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 6 and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

ARTICLE 7

FINANCIAL INFORMATION AND NOTICES

        Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.12 hereof, the Borrower will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1.1, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

        Section 7.1         Financial Statements and Projections.

        (a)        Quarterly Financial Statements. As soon as practicable and in any event within fifty (50) days after the end of each fiscal quarter of each Fiscal Year (or, if either such date is earlier, on the date of any required public filing thereof, or five (5) days following any date on which the Borrower may be required by GAAP to file such statements), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated and consolidating basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. (Delivery by the Borrower to the Administrative Agent and the Lenders of the Borrower’s quarterly report to the SEC on Form 10-Q with respect to any fiscal quarter, or the retrieval by the Administrative Agent and the Lenders of such quarterly report from EDGAR Online, within the period specified above shall be deemed to be compliance by the Borrower with this Section 7.1(a)).

        (b)        Annual Financial Statements. As soon as practicable and in any event within ninety-five (95) days after the end of each Fiscal Year (or, if either such date is earlier, on the date of any required public filing thereof, or five (5) days following any date on which the Borrower may be required by GAAP to file such statements), an audited Consolidated balance sheet filed by the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP. (Delivery by the Borrower to the Administrative Agent and the Lenders of the Borrower’s annual report to the SEC on Form 10-K with respect to any Fiscal Year, or the retrieval by the Administrative Agent and the Lenders of such annual report from EDGAR Online, within the period specified above shall be deemed to be compliance by the Borrower with this Section 7.1(b)).

        (c)        Annual Business Plan and Financial Projections. As soon as practicable and in any event within thirty (30) days prior to the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries on a Consolidated basis for the ensuing Fiscal Year, such plan to be prepared in a manner consistent with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, accompanied by a certificate from the chief financial officer of the Borrower to the effect that, to the best of such officer’s knowledge, such projections are good faith estimates (using reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries for such Fiscal Year.

        Section 7.2         Officer’s Compliance Certificate. At each time reports are delivered pursuant to Sections 7.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit F attached hereto (an “Officer’s Compliance Certificate”). To the extent any Permitted Acquisition is consummated prior to the required delivery date of the Officer’s Compliance Certificate for the fiscal quarter or Fiscal Year ended immediately prior to such Permitted Acquisition, such Officer’s Compliance Certificate shall set forth a calculation for each of the covenants contained in Article 9 hereof on a pro forma basis, in accordance with GAAP, as if such Permitted Acquisition was consummated as of the first day of such fiscal quarter or Fiscal Year, as applicable.

        Section 7.3         Other Reports.

        (a)        Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report;

        (b)        Promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by the Borrower or any of its Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the Borrower or any of its Subsidiaries, and (ii) each report made by the Borrower or any of its Subsidiaries to the SEC on Form 8-K and each final registration statement of the Borrower or any of its Subsidiaries filed with the SEC (excluding any registration statement on Form S-8 or its equivalent);

        (c)        Promptly but in any event within forty-five (45) days following each fiscal quarter end of the Borrower, a store performance summary setting forth per unit revenues, per unit EBITDA and per unit restaurant operating profits, and identifying, by store number, the stores owned by each Subsidiary of the Borrower, substantially in the form of Exhibit H attached hereto; and

        (d)        Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

        Section 7.4         Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after the chief executive officer, chief financial officer, Vice President of Operations or Vice President of Real Estate and Development of the Borrower obtains knowledge thereof) telephonic and written notice of:

        (a)        the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which if determined adversely to the Borrower or such Subsidiary, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

        (b)        any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

        (c)        any labor controversy that has resulted in, or threatens to result in, a strike against the Borrower or any Subsidiary thereof;

        (d)        any attachment, judgment, lien, levy or order exceeding $2,000,000 that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

        (e)        (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;

        (f)        (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

        (g)        any event which makes any of the representations set forth in Section 6.1 inaccurate in any material respect.

        Section 7.5         Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article 7 or any other provision of this Agreement, or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrower’s knowledge thereof.

ARTICLE 8

AFFIRMATIVE COVENANTS

        Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.12, the Borrower will, and will cause each of its Subsidiaries to:

        Section 8.1         Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain its separate existence as a corporation, partnership or other applicable form of business entity and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation, partnership or other such entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

        Section 8.2         Maintenance of Property. In addition to the requirements of any of the other Loan Documents, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; except in each case where the failure to take such action could not reasonably be expected to have a Material Adverse Effect.

        Section 8.3         Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as may be required by any of the other Loan Documents, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

        Section 8.4         Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

        Section 8.5         Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all material taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other material indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

        Section 8.6         Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        Section 8.7         Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and use reasonable efforts to ensure such compliance by all tenants and subtenants with, all applicable Environmental Laws, and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws applicable to the Borrower and its Subsidiaries and the conduct of their business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required of the Borrower and its Subsidiaries under applicable Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys’ fees and consultants’ fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

        Section 8.8         Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

        Section 8.9         Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; provided, that the Borrower or any such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

        Section 8.10         Conduct of Business. Engage only in (i) businesses in substantially the same fields as the businesses conducted on the Closing Date and (ii) the same concepts as those engaged in by the Borrower and its Subsidiaries on the Closing Date; provided, however, that notwithstanding the foregoing, the Borrower and its Subsidiaries may be engaged, at any time, in three (3) concepts in which the Borrower and its Subsidiaries are not engaged as of the Closing Date (it being understood that restaurant properties acquired in connection with Site Acquisitions shall not be deemed to be new concepts for purposes of this Section 8.10).

        Section 8.11         Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time, upon reasonable prior notice, during normal business hours and, so long as no Default or Event of Default shall have occurred and be continuing, at the sole cost of the Administrative Agent or such Lender, to (a) visit and inspect its properties; (b) inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at any time without advance notice.

        Section 8.12         Additional Subsidiaries. Upon the creation of any Material Subsidiary permitted by this Agreement or upon any Subsidiary becoming a Material Subsidiary, cause to be executed and delivered to the Administrative Agent within ten (10) Business Days after the creation of such Material Subsidiary or within ten (10) Business Days after the date upon which financial statements are required to be delivered pursuant to Section 7.1 which financial statements would evidence that a Subsidiary has become a Material Subsidiary, as applicable, (a) the Joinder Agreement executed by such new Material Subsidiary, (b) a Pledge Agreement or a supplement to Pledge Agreement, as applicable, executed by the Borrower or the applicable Subsidiary pledging 100% of the capital stock or other ownership interests owned by the Borrower or the applicable Subsidiary of such new Material Subsidiary, (c) the closing documents and certificates required of each Guarantor pursuant to Section 5.2(b) hereof with respect to such new Material Subsidiary and (d) such other documents reasonably requested by the Administrative Agent in order that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Guaranty Agreement and the capital stock or other ownership interests in such new Material Subsidiary shall be pledged pursuant to the applicable Pledge Agreement. Upon delivery to the Agent and the Lenders by the Borrower of the financial statements required to be delivered pursuant to Section 7.1, which financial statements evidence that a Subsidiary previously deemed to be a Material Subsidiary has ceased to be a Material Subsidiary, the Administrative Agent and the Lenders shall execute such release or cancellation documents necessary to evidence that such Subsidiary is no longer subject to such Loan Documents.

        Section 8.13         Site Acquisitions. On or prior to the date of consummation of any Site Acquisition for which the aggregate consideration (including, but not limited to, cash, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or capital stock of the Borrower), paid in connection with such acquisition (or series of related acquisitions) equals or exceeds $10,000,000, notify the Administrative Agent in writing of such Site Acquisition.

        Section 8.14         Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) through the Administrative Agent may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

ARTICLE 9

FINANCIAL COVENANTS

        Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.12 hereof, the Borrower and its Subsidiaries on a Consolidated basis will not:

        Section 9.1         Maximum Adjusted Leverage Ratio. As of the end of any fiscal quarter, permit the Adjusted Leverage Ratio for the period of four (4) consecutive fiscal quarters ending on such date, to equal or exceed 3.25 to 1.00.

        Section 9.2         Fixed Charge Coverage Ratio. As of the end of any fiscal quarter, permit the Fixed Charge Coverage Ratio for the period of four (4) consecutive fiscal quarters ending on such date, to be less than or equal to 2.50 to 1.0.

        Section 9.3         Capital Expenditures. Permit Capital Expenditures in an aggregate amount not to exceed, in any calendar year, the amounts set forth below opposite such calendar year:

Calendar Year	Amount
2005	$150,000,000
2006	$160,000,000
2007	$165,000,000
2008	$170,000,000
2009	$175,000,000
2010	$175,000,000

        Notwithstanding the foregoing, (i) the maximum amount of Capital Expenditures permitted by this Section 9.3 in any calendar year shall be increased by an amount equal to the lesser of (A) $15,000,000 and (B) an amount equal to (1) the amount of Capital Expenditures that were permitted to be made under this Section 9.3 in the immediately preceding calendar year, minus (2) the amount of Capital Expenditures actually made during such preceding calendar year

ARTICLE 10

NEGATIVE COVENANTS

        Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.12 hereof, the Borrower has not and will not and will not permit any of its Subsidiaries to:

        Section 10.1         Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

        (a)        the Obligations (excluding Hedging Obligations permitted pursuant to Section 10.1(b));

        (b)        Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent; provided, that any counterparty that is a Lender shall be deemed satisfactory to the Administrative Agent;

        (c)        Debt existing on the Original Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 10.1 and the renewal, refinancing, extension and replacement (but not the increase in the aggregate principal amount, or the addition of any material asset or category of assets to the collateral security therefor) thereof;

        (d)        Debt of the Borrower and its Subsidiaries incurred in connection with Capital Leases in an aggregate amount not to exceed $60,000,000 on any date of determination;

        (e)        purchase money Debt (including without limitation Debt representing the deferred purchase price of acquired assets) of the Borrower and its Subsidiaries in an aggregate amount not to exceed $7,000,000 on any date of determination;

        (f)        Debt consisting of Contingent Obligations permitted by Section 10.2;

        (g)        intercompany Debt permitted pursuant to Sections 10.4(c) and 10.4(i);

        (h)        Debt incurred by the Borrower or one or more of its Subsidiaries in connection with the purchase of joint venture interests in Persons in which the Borrower and its Subsidiaries already own an equity interest in an aggregate amount not to exceed $4,000,000 on any date of determination;

        (i)        unsecured Debt not otherwise permitted hereunder in an aggregate amount not to exceed $2,000,000 on any date of determination;

        (j)        Qualifying Debt incurred by the Borrower and its Subsidiaries;

        (k)        Debt not otherwise permitted hereunder in an aggregate amount not to exceed $2,000,000;

        (l)        So long as no Default or Event of Default has occurred and is continuing or would result from the assumption of any Debt referred to in this subsection (l), Debt (i) of any Person that becomes a Subsidiary of the Borrower after the Closing Date in connection with any Permitted Acquisition or (ii) assumed in connection with any assets acquired in connection with any Permitted Acquisition, and the refinancing, refunding, renewal and extension (but not the increase in the aggregate principal amount) thereof; provided that (A) such Debt exists at the time such Person becomes a Subsidiary or such assets are acquired and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary or such assets being acquired and (B) notwithstanding anything to the contrary contained in this Agreement, neither the Borrower nor any other Subsidiary thereof (other than to the extent such Person is merged or otherwise consolidated with the Borrower or such Subsidiary) shall have any liability or other obligation with respect to such Debt; and

        (m)        Debt of the Borrower or any Subsidiary owed to any Person and incurred by the Borrower or any Subsidiary in connection with a Permitted Acquisition in an aggregate amount not to exceed $10,000,000 on any date of determination;

provided, that no instrument or agreement with respect to Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

        Section 10.2         Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except:

        (a)        Contingent Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

        (b)        Contingent Obligations in an amount not to exceed $2,000,000 on any date of determination;

        (c)        Contingent Obligations with respect to Debt permitted pursuant to Section 10.1 (other than Section 10.1(l));

        (d)        Contingent Obligations existing on the Original Closing Date and not otherwise permitted under this Section 10.2, as set forth on Schedule 10.2; and

        (e)        So long as no Default or Event of Default has occurred and is continuing or would result from the assumption of any Contingent Obligation referred to in this subsection (e), Contingent Obligations (i) of any Person that becomes a Subsidiary of the Borrower after the Closing Date in connection with any Permitted Acquisition or (ii) assumed in connection with any assets acquired in connection with any Permitted Acquisition, and the refinancing, refunding, renewal and extension (but not the increase in the aggregate principal amount) thereof; provided that (A) such Contingent Obligation exists at the time such Person becomes a Subsidiary or such assets are acquired and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary or such assets being acquired and (B) notwithstanding anything to the contrary contained in this Agreement, neither the Borrower nor any other Subsidiary thereof (other than to the extent such Person is merged or otherwise consolidated with the Borrower or such Subsidiary) shall have any liability or other obligation with respect to such Contingent Obligation.

        Section 10.3         Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

        (a)        Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

        (b)        the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

        (c)        Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation;

        (d)        Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

        (e)        Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

        (f)        any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Borrower or any Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Borrower or any Subsidiary at the time such property is so acquired (so long as the Debt secured thereby shall have been assumed and is otherwise permitted under Section 10.1 or 10.2); provided, that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired;

        (g)        Liens not otherwise permitted by this Section 10.3 and in existence on the Original Closing Date and described on Schedule 10.3;

        (h)        Liens securing Debt permitted under Section 10.1(k);

        (i)        Liens securing Debt permitted under Sections 10.1(d) and (e); provided, that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed ninety percent (90%) of the original purchase price or lease payment amount of such property at the time it was acquired; and

        (j)        Liens in favor of any seller in connection with a Permitted Acquisition on tangible property or tangible assets of any Borrower or any Subsidiary thereof acquired pursuant to a Permitted Acquisition in connection with Debt permitted pursuant to Section 10.1(m); provided that such Liens (i) do not at any time encumber any property other than the property financed by such Debt and (ii) do not attach to any other property or assets of the Borrower or any Subsidiary thereof; and

        (k)        Any Lien existing on a liquor license owned by the Borrower or a Subsidiary incurred by the Borrower or such Subsidiary in connection with the purchase or lease of the real property to which such license corresponds as collateral security for the right to repurchase the liquor license from the Borrower or Subsidiary under the license purchase agreement; provided that the aggregate amount of obligations secured by Liens permitted under this Section 10.3(k) shall not exceed $5,000,000 at any time.

        Section 10.4         Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

        (a)        investments in Subsidiaries existing on the Closing Date and other loans, advances and investments in existence on the Original Closing Date and described on Schedule 10.4;

        (b)        investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (v) money market mutual funds organized under the laws of the United States or any State thereof which have daily pricing and daily redemption features and invest at least ninety (90%) percent of their assets in the investments described in clauses (i) through (iv) of this Section 10.4(b), or (vi) investments in funds with similar criteria and investment strategies to those funds described on Schedule 10.4;

        (c)        investments in, capital contributions to, or loans or advances by the Borrower or any Guarantor to, any Material Subsidiary of the Borrower; provided, that the Borrower controls, either directly or indirectly, the ability of such Material Subsidiary to make payments to the Borrower or such Guarantor (in the form of dividends, intercompany advances, or otherwise);

        (d)        investments by the Borrower or any of its Subsidiaries in joint ventures engaged in a business described or permitted in Section 8.10; provided, that the aggregate amount of investments by the Borrower or any of its Subsidiaries in Non-Controlled Joint Ventures shall not exceed $35,000,000 at any time; provided that to the extent a Non-Controlled Joint Venture is engaged in a new concept, the aggregate amount of investments made pursuant to this Section 10.4(d) in such Non-Controlled Joint Venture shall not exceed the aggregate amount permitted pursuant to Section 8.10.

        (e)        loans by the Borrower to any Person with which the Borrower is diligently and in good faith negotiating a joint venture agreement in an aggregate amount not to exceed $2,000,000;

        (f)        Permitted Acquisitions;

        (g)        loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed $500,000 at any time;

        (h)         Hedging Agreements permitted pursuant to Section 10.1;

        (i)        investments in, capital contributions to, or loans or advances by the Borrower or any Guarantor to, any Subsidiary of the Borrower which is not a Material Subsidiary; provided, that the Borrower controls, either directly or indirectly, the ability of such Subsidiary to make payments to the Borrower or such Guarantor (in the form of dividends, intercompany advances, or otherwise); provided further, that the aggregate outstanding amount of investments in, capital contributions to, or loans or advances by the Borrower or any Guarantor, to all such Subsidiaries shall not exceed $2,000,000 at any time;

        (j)        investments in the ordinary course of business for the expansion of single restaurant units; and

        (k)        subject to Section 8.13, so long as no Default has occurred and is continuing or would result from such acquisition, any Site Acquisition.

        Section 10.5         Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

        (a)        any Subsidiary of the Borrower may merge with the Borrower or any other Subsidiary of the Borrower; provided, that if a Guarantor or the Borrower is party to such merger such Guarantor or the Borrower shall be the surviving entity; and, provided further that if a Subsidiary merges into a Subsidiary, the survivor of which is not a Guarantor, then such surviving entity shall immediately become a Guarantor;

        (b)        any Subsidiary of the Borrower may wind-up into the Borrower or any other Subsidiary of the Borrower; provided, that no Guarantor shall be wound-up into a Subsidiary which is not also a Guarantor; and, provided further that if a Subsidiary merges into a Subsidiary the survivor of which is not a Guarantor, then such surviving entity shall immediately become a Guarantor; and

        (c)        the Borrower or any Subsidiary of the Borrower may merge with or into any Person acquired in connection with a Permitted Acquisition; provided that (i) if the Borrower is party to such merger or consolidation it shall be the surviving entity and (ii) if a Guarantor is a party to such merger or consolidation either (A) the Guarantor shall be the surviving entity or (B) the surviving entity shall, notwithstanding the time periods set forth in Section 8.12, immediately become a Guarantor pursuant to Section 8.12.

        Section 10.6         Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

        (a)        the sale of inventory in the ordinary course of business;

        (b)        the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

        (c)        the transfer of assets to the Borrower or any Wholly-Owned Subsidiary of the Borrower which is a Material Subsidiary;

        (d)        the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

        (e)        the transfer of assets by any Subsidiary who is not a Guarantor to any Wholly-Owned Subsidiary of the Borrower or to the Borrower;

        (f)        (i) the sale, lease, assignment or transfer of restaurants by the Borrower or any Subsidiary thereof to any third party or non-Wholly-Owned Subsidiary; provided, that such sales, leases, assignments and transfers shall not exceed (A) ten (10) Longhorn restaurants in the aggregate, and/or (B) an aggregate of three (3) restaurants consisting of any combination of The Capital Grille restaurants, Bugaboo Creek Steak House restaurants, Hemenway’s Seafood Grille & Oyster Bar restaurants and/or The Old Grist Mill Tavern restaurants, and, in addition, (ii) the sale of The Capital Grille concept, Bugaboo Creek Steak House concept, the Hemenway’s Seafood Grille & Oyster Bar concept and/or The Old Grist Mill Tavern concept so long as, with respect to each such concept, all of the restaurants within such concept are sold; provided, that with respect to both clauses (i) and (ii) above, (A) the Borrower shall have demonstrated, in form and substance satisfactory to the Administrative Agent, pro forma compliance with each of the covenants set forth in Article 9 after giving effect to such sale or transfer and reflecting the loss of EBITDA attributable thereto and the corresponding reduction in Debt, if any, and (B) the Aggregate Commitment shall be reduced in connection therewith as required pursuant to Section 2.6(b)(i); and

        (g)        the disposition of any Hedging Agreement.

        Section 10.7         Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock or any other ownership interests; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or any other ownership interests, or make any distribution of cash, property or assets among the holders of shares of its capital stock or any other ownership interests, or make any change in its capital structure which such change in its capital structure could reasonably be expected to have a Material Adverse Effect; provided, that:

        (a)        the Borrower or any Subsidiary may pay dividends in shares of its own capital stock or other ownership interests;

        (b)        any Subsidiary may pay cash dividends or make cash distributions to the Borrower or any Guarantor;

        (c)        the Borrower or any Subsidiary thereof may purchase joint venture interests to the extent permitted or required pursuant to any joint venture agreement to which such Person is a party; provided, that such acquisition would otherwise be permitted pursuant to Section 10.4(d);

        (d)        the Borrower may purchase, redeem, retire or otherwise acquire shares of its capital stock in an aggregate amount not to exceed $100,000,000 during the Revolving Credit Period.

        (e)        any Subsidiary may make cash distributions of its earnings to its equity holders; provided, that such distributions are made to each equity holder pro rata in accordance with its equity ownership interest.

        Section 10.8         Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

        Section 10.9         Transactions with Affiliates. Except for transactions permitted by Sections 10.4, 10.6 and 10.7, directly or indirectly, (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not its Affiliate.

        Section 10.10         Certain Accounting Changes; Organizational Documents. (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse in any respect to the rights or interests of the Lenders.

        Section 10.11         Amendments; Payments and Prepayments of Qualifying Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Qualifying Debt in a manner which would cause such Debt to fail to qualify as Qualifying Debt hereunder, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Qualifying Debt; provided, that this Section 10.11 shall not prohibit the Borrower or any Subsidiary of the Borrower from refinancing any Qualifying Debt with other Qualifying Debt.

        Section 10.12         Restrictive Agreements.

        (a)        Enter into any Debt which contains any negative pledge on assets which would restrict, limit, encumber or prohibit any granting of Liens by such Person to secure the Obligations (including Liens in addition to those contemplated as of the Original Closing Date on property of such Persons not currently subject to such Liens), or any covenants more restrictive than the provisions of Articles 8, 9 and 10 hereof.

        (b)        Enter into or permit to exist any agreement which impairs or limits the ability of any Subsidiary of the Borrower to pay dividends to the Borrower.

        Section 10.13         Impairment of Security Interests. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Pledge Agreement) any interest whatsoever in the Collateral, except for Liens permitted under Section 10.2 and asset sales permitted under Section 10.6.

ARTICLE 11

DEFAULT AND REMEDIES

        Section 11.1         Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

        (a)        Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

        (b)        Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for a period of three (3) Business Days.

        (c)        Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any other Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

        (d)        Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 7.1, 7.2 , 7.4(e) or 8.13 or Articles 9 or 10 (excluding Sections 10.9 and 10.10) of this Agreement.

        (e)        Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

        (f)        Hedging Agreement. The Borrower shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement and such default causes the termination of such Hedging Agreement or permits any counterparty to such Hedging Agreement to terminate any such Hedging Agreement.

        (g)        Debt Cross-Default. The Borrower or any of its Subsidiaries shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $2,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $2,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

        (h)        Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

        (i)        Change in Control. Any person or group of persons shall obtain “beneficial ownership” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) in one or more series of transactions of more than thirty percent (30%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $2,000,000 any “change in control” (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a “Change in Control”).

        (j)        Voluntary Bankruptcy Proceeding. The Borrower or any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

        (k)        Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Material Subsidiary in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Material Subsidiary or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

        (l)        Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or any Material Subsidiary party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

        (m)        Termination Event. The occurrence of any of the following events that, individually or in the aggregate, results in or could reasonably be expected to result in a Material Adverse Effect: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $2,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employer under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plan notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $2,000,000.

        (n)        Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $2,000,000 in any Fiscal Year (excluding any amounts which the Borrower’s insurance carrier has affirmatively agreed in writing are covered by insurance) shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

        Section 11.2         Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

        (a)        Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of a Bankruptcy Event of Default, the Credit Facility shall be automatically terminated and all Obligations (other than Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

        (b)        Letters of Credit. With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

        (c)        Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower’s Obligations.

        Section 11.3         Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

        Section 11.4         Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

        (a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 4.3 and 13.2) allowed in such judicial proceeding; and

        (b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.3 and 13.2.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE 12

THE ADMINISTRATIVE AGENT

        Section 12.1         Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

        Section 12.2         Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

        Section 12.3         Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

        (a)        shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

        (b)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

        (c)        shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Guarantor or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 13.12 and Section 11.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

        Section 12.4         Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

        Section 12.5         Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

        Section 12.6         Resignation of Administrative Agent.

        (a)        The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 13.2 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

        (b)        Any resignation by Wachovia as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

        Section 12.7         Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

        Section 12.8         No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, arranger, lead arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

        Section 12.9        Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

        (a)        to release any Lien on any collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the Lenders, under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder, the termination of the Lenders’ Commitments and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 13.2, if approved, authorized or ratified in writing by the Required Lenders;

        (b)        to subordinate any Lien on any collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such collateral that is permitted by Section 10.3; and

        (c)        to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Material Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section.

ARTICLE 13

MISCELLANEOUS

        Section 13.1         Notices.

        (a)        Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail and internet web pages), or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via electronic mail, posting on an internet web page, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, or telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third (3rd) Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

        (b)        Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrower:	RARE Hospitality International, Inc. 8215 Roswell Road Bldg. #600 Atlanta, Georgia 30350 Attention: W. Douglas Benn Telephone No.: (770) 551-5445 Telecopy No.: (770) 551-6685
With copies to:	Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 Attention: Richard W. Grice Telephone No.: (404) 881-7576 Telecopy No.: (404) 881-4777
If to Wachovia as Administrative Agent:	Wachovia Bank, National Association
Charlotte Plaza, CP-8
201 South College Street
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services
Telephone No.: (704) 374-2698
Telecopy No.: (704) 383-0288

With copies to:	Wachovia Bank, National Association
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0760
Attention: Louis K. Beasley, III
Telephone No.: 704-374-3070
Telecopy No.: 704-383-6647

If to any Lender:	To the Address set forth on Schedule 1.1 hereto

        (c)        Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

        Section 13.2         Expenses; Indemnity.

        (a)        Costs and Expenses. The Borrower and each Guarantor, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

        (b)        Indemnification by the Borrower. The Borrower and each Guarantor shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys’ and consultants’ fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by the Borrower or any other Subsidiary against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

        (c)        Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 4.7.

        (d)        Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

        (e)        Payments. All amounts due under this Section shall be payable promptly after demand therefor.

        Section 13.3         Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Subsidiary against any and all of the Obligations of the Borrower or such Subsidiary now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender, irrespective of whether or not such Lender, the Issuing Lender or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Subsidiary may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.

        Section 13.4         Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

        Section 13.5         Consent to Jurisdiction and Venue.

        (a)        Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

        (b)        Venue. The Borrower hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action , claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder. The Borrower irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or proceeding has been brought in an inconvenient forum.

        Section 13.6         Waiver of Jury Trial; Binding Arbitration.

        (a)     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        (b)        Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document (“Disputes”), between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitations shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement.

        (c)        Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set-off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

        Section 13.7         Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

        Section 13.8         Injunctive Relief; Punitive Damages.

        (a)        The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        (b)        The Administrative Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

        Section 13.9         Accounting Matters. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.

        Section 13.10         Successors and Assigns; Participations.

        (a)        Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Subsidiary may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b)        Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees (such Person, a “Purchasing Lender”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

                (i)        except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000, unless (A) such assignment is made to an existing Lender, to an Affiliate thereof, or to an Approved Fund, in which case no minimum amount shall apply, or (B) each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;

                (ii)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

                (iii)        any assignment of a Commitment must be approved by the Administrative Agent, the Swingline Lender and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender with a Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                (iv)        the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.8, 4.9, 4.10, 4.11 and 13.2 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

        (c)        Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d)        Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

        Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 13.12 that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.8, 4.9, 4.10 and 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.3 as though it were a Lender, provided such Participant agrees to be subject to Section 4.6 as though it were a Lender.

        (e)        Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.10 and 4.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.11(e) as though it were a Lender.

        (f)        Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        Section 13.11         Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Purchasing Lender, proposed Purchasing Lender, Participant or proposed Participant, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower or (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of this Section, “Information” means all information received from any Borrower or Subsidiary relating to any Borrower or Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower or Subsidiary; provided that, in the case of information received from a Borrower or Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        Section 13.12         Amendments, Waivers and Consents. Except as set forth below and in Section 2.9 or as specifically provided in any other Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower and any Subsidiary party thereto; provided, that no amendment, waiver or consent shall (a) waive any condition set forth in Section 5.2 without the written consent of each Lender, (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.2) or the amount of Loans of any Lender without the written consent of such Lender, (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, (d) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 4.1(c) during the continuance of an Event of Default, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder, (f) change Section 4.4 or Section 4.5 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby, (g) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrower’s rights and obligations hereunder without the consent of each Lender, (h) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (i) release all of the Guarantors or release Guarantors comprising substantially all of the credit support for the Borrower Obligations, in either case, from the Guaranty Agreement (other than as authorized in Section 12.9), without the written consent of each Lender, or (j) release all or a material portion of the collateral or release any Security Document (other than as authorized in Section 12.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (i) Article 12 shall be made without the written consent of the Administrative Agent, (ii) Article 3 shall be made without the written consent of the Issuing Lender, (iii) Section 2.2 shall be made without the written consent of the Swingline Lender, and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

        Section 13.13         Performance of Duties. The Borrower’s obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrower at its sole cost and expense.

        Section 13.14         All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

        Section 13.15         Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article 13 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

        Section 13.16         Titles and Captions. Titles and captions of Articles, Sections and subSections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

        Section 13.17         Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        Section 13.18         Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

        Section 13.19         Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

        Section 13.20         Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

        Section 13.21         USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and Guarantors, which information includes the name and address of each Borrower and Guarantor and other information that will allow such Lender to identify such Borrower or Guarantor in accordance with the Act.

        Section 13.22         No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        Section 13.23         Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        Section 13.24          Inconsistencies with Other Documents; Independent Effect of Covenants.

        (a)        In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Loan Documents which imposes additional burdens on the Borrower or its Subsidiaries or further restricts the rights of the Borrower or its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

        (b)        The Borrower expressly acknowledges and agrees that each covenant contained in Articles 8, 9, or 10 hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles 8, 9, or 10 if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles 8, 9, or 10.

        Section 13.25         Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Facility effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders, or the Administrative Agent under the Existing Facility based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Facility shall be amended and supplemented by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Facility shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the Commitments of the Lenders hereunder.

[Signature pages to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                                                                                  RARE HOSPITALITY INTERNATIONAL, INC.,
                                                                                  as Borrower

                                                                                  By:
                                                                                  Name:
                                                                                  Title:

                                                                                  WACHOVIA BANK, NATIONAL
                                                                                  ASSOCIATION, as Administrative Agent, Lender,
                                                                                  Swingline Lender and Issuing Lender

                                                                                  By:
                                                                                  Name:
                                                                                  Title:

                                                                                  SUNTRUST BANK, as Lender

                                                                                  By:
                                                                                  Name:
                                                                                  Title:

                                                                                  BANK OF AMERICA, N.A., as Lender

                                                                                  By:
                                                                                  Name:
                                                                                  Title:

Schedule 1.1

(Lenders and Commitments)

LENDER	COMMITMENT PERCENTAGE	COMMITMENT
Wachovia Bank, National Association Charlotte Plaza, CP-8 201 South College Street Charlotte, North Carolina 28288-0680 Attention: Syndication Agency Services Telephone No.: (704) 374-2698 Telecopy No.: (704) 383-0288	55.00%	$55,000,000
Bank of America, N.A. 100 Federal Street Mailstop MA5-100-09-01 Boston, Massachusetts 02110 Attention: Alexandra Burke Telephone No.: (617) 434-5749 Telecopy No.: (617) 434-0637	25.00%	$25,000,000
SunTrust Bank 303 Peachtree Street, 2nd floor Atlanta, GA 30308 Attention: Charles Johnson Telephone No.: (404) 658-4805 Telecopy No.: (404)588-7189	20.00%	$20,000,000